Exhibit 99.2

Major Network Expansions Update Zayo Group Holdings, Inc. April 28, 2016 NYSE: ZAYO @ZayoGroup

Safe Harbor Information contained in this presentation that is not historical by nature constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to Zayo Group Holdings, Inc.’s (“the Company” or “ZGH”) financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including our ability to integrate acquired companies and assets. Specifically there is a risk associated with our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report or Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 18, 2015. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law. In addition to this presentation and our filings with the SEC, the Company provides a supplemental earnings presentation, pricing supplement and a glossary of terms used throughout. All of which can be found under the investor section of the Company’s website at http://www.zayo.com/investors. 2

Major Network Expansion Projects Additional reporting on timing of capital spend and associated gross installs have historically reported on estimated capital associated with bookings 3

Project Lifecycle: MIG Illustrative Mobile Infrastructure Project (MIG) Major Network Expansion 4 Deployment: Design Engineering & Permitting Physical Construction (24-36 months total) Follow-on Sales Effort: Strategic Tactical Capex: Realized Recurring Revenue: Month: Upfront Charges: Time of Booking Completion Service Installation Not to scale; intended to show illustrative pattern 10-20 year term

Project Lifecycle: LH Dark Fiber Illustrative Longhaul Dark Fiber (LHDF) Major Network Expansion 5 Physical Construction Deployment: Design Engineering & Permitting Strategic Sales Month: (18-24 months total) Completion Follow-on Sales Effort: Capex: Realized Recurring Revenue: Upfront Charges: Service Installation Test & Turn-up Time of Booking Not to scale; intended to show illustrative pattern 20-year term

Major Network Expansions defined as >$20M of Gross Capital Committed to 11 projects from Mar-14 through Dec-15 quarters 1 Changes represent net cost overruns/underruns and net additional revenue commitments associated with the initial anchor tenant contract 2 Some projects may have been booked over multiple quarters 9 reported as “speculative” at time of booking because anchor customer contract economics alone do not generate positive return on capital approximately 8k route miles of unique new metro and longhaul fiber network 8 of the 11 projects (and 79% of capital) were committed in CY 2015 6 (in millions) Geography SPG Booking Quarter2 Estimated Capital Expenditures Net New Sales (Bookings) Upfront Charges West Mobile Infrastructure Mar-14 $58 $0.4 $38 Midwest Dark Fiber Sep-14 $75 $0.1 $0 Southwest Dark Fiber Sep-14 $22 $0.1 $0 South Mobile Infrastructure Mar-15 $189 $0.6 $25 West Mobile Infrastructure Mar-15 $39 $0.4 $32 Southwest Dark Fiber Mar-15 $24 $0.2 $0 Midwest Mobile Infrastructure Jun-15 $88 $0.4 $21 Northwest Mobile Infrastructure Jun-15 $61 $0.6 $0 Southeast Mobile Infrastructure Dec-15 $98 $0.3 $6 Midwest Mobile Infrastructure Dec-15 $38 $0.2 $3 South Mobile Infrastructure Dec-15 $36 $0.2 $3 Changes1 $10 $0.0 $0 Total $738 $3.5 $127

Capital Monthly Revenue (MRR & MAR) Upfront Charges Total Committed $738 $3.5 $127 Actual Through Dec-15 $118 $0.2 $29 Percentage of Committed 16% 5% 23% Implementation thru Dec-15 Quarter 16% of committed capital spent to date, but a smaller portion of revenue has been installed since most of these projects are not complete, the majority of total Bookings are not yet installed or generating revenue (see next slide) Major Network Expansion Projects Bookings Gross Installs 7 (in millions)

Capex & Gross Installs by Quarter Revenue (MRR & MAR) Gross Installs Capital Expenditures revenue growth rate implied by Net Installs was 7.3%1 in Dec-15 quarter if Gross Installs associated with the Major Network Expansion projects were excluded, the implied growth rate would have been 6.8%2 1 Implied by the current pace of Net Installs, calculated as Net Installs annualized ($2.199M * 4 = $8.796M), divided by the beginning of quarter run-rate $119.8M = 7.3% 2 Calculated as Net Installs less Installs from Major Network Expansions annualized (($2.199M - $0.159M) * 4 = $8.160M), divided by the beginning of quarter run-rate $119.8M = 6.8% Major Network Expansion Projects drove 32% of Capex but 2% of Gross Installs in Dec-15 quarter (in millions) 8 as a % of total capex: as a % of total gross installs: (in millions) $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 $0.7 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Gross Installs Capital Expenditures Cumulative Capital Expenditures vs. Cumulative Gross Installs (MRR & MAR) 0% 4% 2% 3% 4% 10% 20% 32% 0% 0% 2% $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 $0.7 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Gross Installs Capital Expenditures Major Network Expansion Projects Capex vs. Gross Installs (MRR & MAR) 1 2

Future Updates beginning with the Mar-16 quarter publication, Zayo’s earnings supplement will include updates on capital and gross installs associated with the Major Network Expansion Projects (including any incremental committed projects that meet the definition) 9

Thank You Reminder that Zayo’s FY3Q16 earnings call is scheduled for May 5, 2016 at 5:00PM Eastern Time. More information is available at: investors.zayo.com 10